SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 21, 2004

Date of Report (Date of Earliest Event Reported)

GREAT LAKES REIT

(Exact name of Registrant as specified in its charter)

Maryland	1-14307	36-4238056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

823 Commerce Drive
Suite 300
Oak Brook, Illinois  60523

(Address of principal executive offices, including zip code)

(630) 368-2900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.                                                                              Other Events and Required FD Disclosure

On January 21, 2004, Great Lakes REIT (the “Company”) and Great Lakes REIT, L.P. entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Aslan Realty Partners II, L.P. and Transwestern Superior Acquisition, L.L.C., each of which is an affiliate of Transwestern Investment Company, L.L.C.  Pursuant to the Merger Agreement, the Company would be acquired by Aslan Realty Partners II, L.P., and holders of the Company’s common shares of beneficial interest would receive no less than $14.98 per common share, in cash, upon the closing of the transaction, subject to increase as provided in the Merger Agreement.

References to the Merger Agreement herein are qualified in their entirety by reference to the full text of the document, which is filed as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference.

On January 22, 2004, the Company issued a press release announcing that it had entered into the Merger Agreement and certain other matters.  Such press release is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Item 7.                                                                                   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

	2.1	Agreement and Plan of Merger, dated as of January 21, 2004, among Great Lakes REIT, Great Lakes REIT, L.P., Aslan Realty Partners II, L.P. and Transwestern Superior Acquisition, L.L.C.

	99.1	Press release dated January 22, 2004 issued by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREAT LAKES REIT

By:	/s/ James Hicks
	Name:	James Hicks
	Title:	Chief Financial Officer and Treasurer

Dated:  January 22, 2004

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of January 21, 2004, among Great Lakes REIT, Great Lakes REIT, L.P., Aslan Realty Partners II, L.P. and Transwestern Superior Acquisition, L.L.C.

99.1	Press release dated January 22, 2004 issued by the Company.